Exhibit 99.1

XOMA Royalty Reports First Quarter 2025 Financial Results

and Highlights Business Achievements

Pipeline advancements: The Marketing Authorization Application (MAA) for Day One Biopharmaceuticals and Ipsen’s tovorafenib was accepted for review by the European Marketing Authority (EMA) and Takeda initiated its Phase 3 trial exploring mezagitamab for the treatment of chronic primary immune thrombocytopenia

Business development: Acquired an economic interest in Castle Creek Biosciences’ D-Fi (FCX-007) through participation in a syndicated royalty financing transaction and successfully sold all unpartnered Kinnate assets

Cash receipts: Received $18.0 million in the first quarter of 2025 including $13.4 million in royalty receipts

EMERYVILLE, Calif. – May 13, 2025 (GLOBE NEWSWIRE) – XOMA Royalty Corporation (NASDAQ: XOMA), the biotech royalty aggregator, reported its first quarter 2025 financial results and highlighted recent actions that have the potential to deliver shareholder value.

“We are committed to generating value for shareholders through prudent cash deployment, strict expense control, and opportunistic share repurchases. Our first quarter highlights included the progression of key pipeline assets, solid cash receipts, and an increase in our share repurchase activity,” stated Owen Hughes, Chief Executive Officer of XOMA Royalty. “With accelerating royalty receipts and a robust pipeline, we believe a path to sustained cashflow generation is tangible.”

Royalty and Milestone Acquisitions

Partner	Asset and Transaction Detail
Castle Creek

XOMA Royalty added a royalty interest in D-Fi (FCX-007), a Phase 3 asset being developed by Castle Creek Biosciences, to the portfolio. D-Fi is being studied in dystrophic epidermolysis bullosa (DEB), a rare progressive and debilitating skin disorder. D-Fi has been granted Orphan Drug Designation for the treatment of DEB, as well as Rare Pediatric Disease, Fast Track, and Regenerative Medicine Advanced Therapy designations by the FDA.

XOMA Royalty contributed $5 million to Castle Creek Biosciences’ $75 million syndicated royalty financing transaction.

Partner Updates through May 9, 2025

Partner	Event
Rezolute

In January, Rezolute received Breakthrough Therapy Designation from FDA for ersodetug (RZ358) for the treatment of hypoglycemia due to congenital hyperinsulinism (cHI)[1].

In February, the company announced the Independent Data Monitoring Committee (DMC) reviewed the safety data from eight infants ages 3 months to 1 year enrolled in the open-label portion of the sunRIZE Phase 3 study of ersodetug for the treatment of hypoglycemia due to cHI. Their conclusion was the safety profile was such that infants may now be enrolled in the double-blind, placebo-controlled study[2].

In April, Rezolute announced the Independent DMC recommended the sunRIZE Phase 3 trial continue as planned with no need to increase sample size. Enrollment is on track and is expected to be completed in May 2025. Topline data is anticipated in December 2025.[3]

In May, the company announced the FDA has granted Breakthrough Therapy Designation (BTD) to its investigational therapy, ersodetug, for the treatment of hypoglycemia caused by tumor HI.[4]

Affitech Research AS	XOMA Royalty paid $6 million in milestones to Affitech related to VABYSMO® (faricimab-svoa) achieving specific sales thresholds. This was the final payment due to Affitech.

Daré Bioscience	Announced its intention to make its Sildenafil Cream, 3.6%, available by prescription under Section 503B of the Food and Drug Cosmetic Act while it pursues a parallel path to obtain FDA approval. Daré anticipates Sildenafil Cream will be available via one 503B-registered outsourcing facility partner in the fourth quarter of 2025.

Day One Biopharmaceuticals	Ipsen, Day One’s partner outside of the U.S., filed a Marketing Authorization Application (MMA) with the European Medicines Agency for tovorafenib as a treatment for pediatric low-grade glioma (pLGG)[5]. XOMA Royalty earned a $4.0 million milestone related to this filing.

[1]	https://ir.rezolutebio.com/news/detail/345/rezolute-receives-breakthrough-therapy-designation-from-fda-for-ersodetug-in-the-treatment -of-hypoglycemia-due-to-congenital-hyperinsulinism
[2]	https://ir.rezolutebio.com/news/detail/347/rezolute-provides-update-on-its-phase-3-sunrize-study-of-ersodetug-for-the-treatment-of- hypoglycemia-due-to-congenital-hyperinsulinism
[3]	https://ir.rezolutebio.com/news/detail/350/rezolute-announces-positive-recommendation-after-independent-interim-analysis-of-phase-3-sunrize- study-of-ersodetug-in-congenital-hyperinsulinism-hi
[4]	https://ir.rezolutebio.com/news/detail/354/rezolute-receives-breakthrough-therapy-designation-from-fda-for-ersodetug-in-the-treatment-of- hypoglycemia-due-to-tumor-hyperinsulinism
[5]	https://ir.dayonebio.com/news-releases/news-release-details/day-one-reports-first-quarter-2025-financial-results-and

Takeda	The first patient was dosed in Takeda’s Phase 3 clinical trial investigating mezagitamab as a treatment for adults with chronic primary immune thrombocytopenia (ITP). This achievement triggered a $3.0 million milestone payment, net, to XOMA Royalty in the second quarter.

Partner	Event
Kinnate	In early 2025, XOMA Royalty sold the five unpartnered Kinnate assets to several parties. Per the terms of the acquisition, a portion of any upfront payments received by XOMA Royalty will be distributed to the Kinnate CVR holders.

Anticipated 2025 Events of Note

Partner	Event
Day One Biopharmaceuticals	The European Medicines Agency (EMA) decision regarding Day One’s Marketing Authorization Application (MAA) for tovorafenib, a treatment for the most common childhood brain tumor, pediatric low-grade glioma (pLGG).

Rezolute

Completion of enrollment in sunRIZE Phase 3 clinical trial, which is investigating ersodetug in infants and children with cHI. Topline data are expected in December 2025[3].

First patient dosed in the Phase 3 registrational study for ersodetug for the treatment of hypoglycemia due to tumor hyperinsulinism[6].

Gossamer / Chiesi

Presentation of topline results from the Phase 3 PROSERA study, a global registrational clinical trial in patients with WHO Function Class II and III pulmonary arterial hypertension (PAH).[7]

Initiation of a registrational Phase 3 study in pulmonary hypertension associated with interstitial lung disease (PH-ILD) in 2025.[1]

Daré Bioscience

Successfully makes Sildenafil Cream available via prescription in the fourth quarter of 2025 as a compounded drug under Section 503B of the FDCA.

Commencement of one of two registrational Phase 3 clinical trials investigating Sildenafil Cream, 3.6%, for the treatment of female sexual arousal disorder[8].

[6]	https://ir.rezolutebio.com/news/detail/337/rezolute-announces-fda-clearance-of-ind-application-for-phase-3-registrational -study-of-rz358-for-treatment-of-hypoglycemia-due-to-tumor-hyperinsulinism
[7]	https://ir.gossamerbio.com/news-releases/news-release-details/gossamer-bio-announces-fourth-quarter-and-full-year-2024
[8]	https://ir.darebioscience.com/news-releases/news-release-details/dare-bioscience-announces-phase-3-plans-sildenafil-cream-36

First Quarter 2025 Financial Results

Tom Burns, Chief Financial Officer of XOMA Royalty, commented, “In the first quarter, we received $18 million in cash, $13.4 million from our partners’ commercial sales and $4.6 million from milestones and fees. As our partners continue to execute well on their commercial product launch activities and we learn of new commercial opportunities within our portfolio, our line of sight on becoming cash flow positive on a consistent basis exclusively from the cash payments received from royalties grows clearer. With this outlook, we deployed $0.5 million to repurchase 25,828 shares of our common stock.”

Income and Revenue: XOMA Royalty recorded total income and revenues of $15.9 million for the first quarter of 2025, compared to $1.5 million for the comparable period in 2024. The increase for the first quarter of 2025 was primarily driven by income recorded under the effective interest rate method related to VABYSMO®, a milestone of $4.0 million associated with Day One and Ipsen’s MAA filing with the EMA, a $4.0 million payment related to our collaboration agreement with Takeda, and $1.5 million in estimated royalties related to OJEMDA™.

Research and Development (R&D) Expenses: R&D expenses were $1.3 million in the first quarter of 2025, compared to $33,000 in the first quarter of 2024. The increase of approximately $1.3 million for the first quarter of 2025 was due to $1.0 million in pass-through licensing fees to an undisclosed licensor related to the Phase 3 milestone achieved by Takeda under our Takeda Collaboration Agreement, combined with clinical trial costs related to KIN-3248.

General and Administrative (G&A) Expenses: G&A expenses were $8.1 million in the first quarter of 2025, compared with $8.5 million for the same period in 2024. The decrease of $0.4 million was primarily due to a decrease of $0.9 million in stock compensation costs, partially offset by an increase in consulting costs of $0.5 million related to our Kinnate acquisition.

In the quarter ended March 31, 2025, G&A expenses included $2.0 million of non-cash stock-based compensation expenses, compared to $2.9 million in the first quarter of 2024. The $0.9 million difference between the two periods is primarily driven by the timing of expense recognition related to the performance stock unit grant awarded to Mr. Hughes in connection with his appointment as full-time CEO in January 2024.

Interest Expense: Interest expense was $3.5 million and $3.6 million for the first quarters of 2025 and 2024 respectively. Interest expense relates to the Blue Owl Loan established in December 2023.

Amortization of Intangible Assets: Amortization of intangible assets relates to the IP acquired in the Company’s acquisition of Pulmokine in November 2024.

Other Income/Expense, net: The Company reported other expense, net, of $0.1 million in the first quarter of 2025, compared to other income, net, of $2.0 million in the comparable period of 2024. The reduction during the first quarter of 2025 was primarily driven by a decrease in the fair value of our investments in two public companies’ equity securities and a decrease in investment income due to decreased balances and decreased market interest rates on XOMA Royalty’s investments.

Net Income (Loss): Net income for the first quarter ended March 31, 2025, was $2.4 million, compared to a net loss of $8.6 million in the first quarter of 2024.

Cash: On March 31, 2025, XOMA Royalty had cash and cash equivalents of $95.0 million (including $4.8 million in restricted cash), compared with cash and cash equivalents of $106.4 million (including $4.8 million in restricted cash) on December 31, 2024. In the first quarter of 2025, XOMA Royalty received $18.0 million in cash receipts including $13.4 million in royalties and commercial payments and $4.6 million in milestones and fees. In the first quarter of 2025, XOMA Royalty deployed $5.0 million to acquire a new Phase 3 milestone and royalty asset, used $0.5 million to repurchase 25,828 shares, and paid $1.4 million in dividends on the XOMA Royalty Perpetual Preferred stocks.

About XOMA Royalty Corporation

XOMA Royalty is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA Royalty acquires the potential future economics associated with pre-commercial and commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA Royalty acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio of assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com or follow XOMA Royalty Corporation on LinkedIn.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and amount of potential commercial payments to XOMA Royalty and other developments related to VABYSMO® (faricimab-svoa), OJEMDA™ (tovorafenib), MIPLYFFA™ (arimoclomol), XACIATO™ (clindamycin phosphate) vaginal gel 2%, IXINITY® [coagulation factor IX (recombinant)], DSUVIA® (sufentanil sublingual tablet), and Sildenafil Cream, 3.6%; the potential occurrences of the events listed under “Anticipated 2025 Events of Note”; the anticipated timings of regulatory filings and approvals related to assets in XOMA Royalty’s portfolio; and the potential of XOMA Royalty’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will”, “would,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA Royalty’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; and if the therapeutic product candidates to which we have a royalty interest do not receive regulatory approval, our third-party licensees will not be able to market them. Other potential risks to XOMA Royalty meeting these expectations are described in more detail in XOMA Royalty’s most recent filing on Form 10-Q and in other filings with the Securities and Exchange Commission. Consider such risks carefully when considering XOMA Royalty’s prospects. Any forward-looking statement in this press release represents XOMA Royalty’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA Royalty disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

As of the date of this press release, the commercial assets in XOMA Royalty’s milestone and royalty portfolio are VABYSMO® (faricimab-svoa), OJEMDA™ (tovorafenib), MIPLYFFA™ (arimoclomol), XACIATO™ (clindamycin phosphate) vaginal gel 2%, IXINITY® [coagulation factor IX (recombinant)], and DSUVIA® (sufentanil sublingual tablet). All other assets in the milestone and royalty portfolio are investigational compounds. Efficacy and safety have not been established. There is no guarantee that any of the investigational compounds will become commercially available.

XOMA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Income and Revenues:
Income from purchased receivables under the EIR method	$6,070	$—
Income from purchased receivables under the cost recovery method	5,525	—
Revenue from contracts with customers	4,000	1,000
Revenue recognized under units-of-revenue method	317	490

Total income and revenues	15,912	1,490

Operating expenses:
Research and development	1,293	33
General and administrative	8,146	8,461
Amortization of intangible assets	544	—

Total operating expenses	9,983	8,494

Income (Loss) from operations	5,929	(7,004)
Other income (expense)
Interest expense	(3,467)	(3,551)
Other income (expense), net	(95)	1,960

Net income (loss)	$2,367	$(8,595)

Net income (loss) available to (attributable to) common stockholders, basic	$705	$(9,963)

Basic net income (loss) per share available to (attributable to) common stockholders	$0.06	$(0.86)

Weighted average shares used in computing basic net income (loss) per share available to (attributable) to common stockholders	11,969	11,580

Net income (loss) available to (attributable to) common stockholders, diluted	$999	$(9,963)

Diluted net income (loss) per share available to (attributable to) common stockholders	$0.06	$(0.86)

Weighted average shares used in computing diluted net income (loss) per share available to (attributable) to common stockholders	17,781	11,580

XOMA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2025		December 31, 2024
ASSETS	(unaudited	)
Current assets:
Cash and cash equivalents	$90,265		$101,654
Short-term restricted cash	1,410		1,330
Investment in equity securities	2,382		3,529
Trade and other receivables, net	5,544		1,839
Short-term royalty and commercial payment receivables under the EIR method	12,240		14,763
Short-term royalty and commercial payment receivables under the cost recovery method	413		413
Prepaid expenses and other current assets	971		2,076

Total current assets	113,225		125,604
Long-term restricted cash	3,352		3,432
Property and equipment, net	29		32
Operating lease right-of-use assets	304		319
Long-term royalty and commercial payment receivables under the EIR method	4,857		4,970
Long-term royalty and commercial payment receivables under the cost recovery method	59,916		55,936
Exarafenib milestone asset (Note 4)	3,307		3,214
Investment in warrants	605		—
Intangible assets, net	25,365		25,909
Other assets - long term	1,790		1,861

Total assets	$212,750		$221,277

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,319		$1,053
Accrued and other liabilities	1,221		5,752
Contingent consideration under RPAs, AAAs, and CPPAs	—		3,000
Operating lease liabilities	459		446
Unearned revenue recognized under units-of-revenue method	1,370		1,361
Preferred stock dividend accrual	1,368		1,368
Current portion of long-term debt	13,697		11,394

Total current liabilities	20,434		24,374
Unearned revenue recognized under units-of-revenue method – long-term	4,084		4,410
Exarafenib milestone contingent consideration (Note 4)	3,307		3,214
Long-term operating lease liabilities	362		483
Long-term debt	99,934		106,875

Total liabilities	128,121		139,356

Stockholders’ equity:
Preferred Stock, $0.05 par value, 1,000,000 shares authorized:
8.625% Series A cumulative, perpetual preferred stock, 984,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024	49		49
8.375% Series B cumulative, perpetual preferred stock, 1,600 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—		—
Convertible preferred stock, 5,003 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—		—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 11,952,889 and 11,952,377 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	90		90
Additional paid-in capital	1,319,607		1,318,766
Accumulated other comprehensive income	118		73
Accumulated deficit	(1,235,235)		(1,237,057)

Total stockholders’ equity	84,629		81,921

Total liabilities and stockholders’ equity	$212,750		$221,277

XOMA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$2,367	$(8,595)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Adjustment for income from EIR method purchased receivables	1,743	—
Stock-based compensation expense	1,983	2,856
Common stock contribution to 401(k)	141	118
Amortization of intangible assets	544	—
Depreciation	3	2
Accretion of long-term debt discount and debt issuance costs	427	306
Non-cash lease expense	17	14
Change in fair value of equity securities	1,147	(252)
Change in fair value of available-for-sale debt securities classified as cash equivalents	45	—
Changes in assets and liabilities:
Trade and other receivables, net	(3,705)	1,001
Prepaid expenses and other assets	1,176	213
Accounts payable and accrued liabilities	(3,265)	(105)
Operating lease liabilities	(108)	(15)
Unearned revenue recognized under units-of-revenue method	(317)	(490)

Net cash provided by (used in) operating activities	2,198	(4,947)

Cash flows from investing activities:
Payments of consideration under RPAs, AAAs and CPPAs	(8,000)	(15,000)
Receipts under RPAs, AAAs and CPPAs	1,307	7,771
Purchase of property and equipment	—	(17)

Net cash used in investing activities	(6,693)	(7,246)

Cash flows from financing activities:
Principal payments – debt	(5,066)	(3,616)
Debt issuance costs and loan fees paid in connection with long-term debt	—	(581)
Payment of preferred stock dividends	(1,368)	(1,368)
Repurchases of common stock	(545)	(13)
Proceeds from exercise of options and other share-based compensation	325	1,956
Taxes paid related to net share settlement of equity awards	(240)	(1,334)

Net cash used in financing activities	(6,894)	(4,956)

Net decrease in cash, cash equivalents and restricted cash	(11,389)	(17,149)
Cash, cash equivalents and restricted cash at the beginning of the period	106,416	159,550

Cash, cash equivalents and restricted cash at the end of the period	$95,027	$142,401

Supplemental Cash Flow Information:
Cash paid for interest	$6,078	$3,780
Cash paid for taxes	$277	$—
Non-cash investing and financing activities:
Accrual of contingent consideration under the Affitech CPPA	$—	$3,000
Preferred stock dividend accrual	$1,368	$1,368

# # #

Investor contact:	Media contact:

Juliane Snowden	Kathy Vincent
XOMA Royalty Corporation	KV Consulting & Management
+1-646-438-9754	+1-310-403-8951
juliane.snowden@xoma.com	kathy@kathyvincent.com